UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	16-1241537 (I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,
Pittsburgh, Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)

(724) 273-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In connection with the expiration, on December 22, 2004, of the consent solicitation commenced on December 9, 2004 by Dick’s Sporting Goods, Inc. (the “Company”) (NYSE: DKS) to attain consents to amend the indenture under which the Company’s $255,085,000 aggregate principal amount at maturity Senior Convertible Notes due 2024 (the “Notes”) were issued (the “Indenture”), the Company and Wachovia Bank, National Association (the “Trustee”) entered into the Supplemental Indenture (the “Supplemental Indenture”), dated as of December 22, 2004, among the Company and the Trustee, which is binding on all holders of the Notes. The Supplemental Indenture removed the restriction which prohibited the Company from paying cash upon the conversion of any Note if there has occurred and is continuing an Event of Default under the Indenture.

     On the date hereof, the Company also obtained a consent (the “Credit Consent”) to the Company’s Second Amended and Restated Credit Agreement (the “Credit Agreement”), executed among the Company, certain lenders and General Electric Capital Corporation as agent.

     The Credit Agreement, which provides for a revolving credit facility in an aggregate outstanding principal amount of up to $350 million, including up to $75 million in the form of letters of credit, contains two negative covenants which restrict the Company’s ability to execute the Supplemental Indenture and issue consent payments to holders of the Notes who consented to the amendment. The Company executed the Credit Consent to allow the execution of the Supplemental Indenture and payment to the holders of the Notes, as provided for in the solicitation of consents, under the terms of the Credit Agreement.

     The summary of the Supplemental Indenture and Credit Consent in this Current Report on Form 8-K are qualified in their entirety to the full text of the Supplemental Indenture and Credit Consent attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 8.01. OTHER EVENTS

     On December 23, 2004, the Company issued a press release announcing that it had successfully completed a solicitation of consents to amend the Indenture under which the Company’s Notes were issued. The press release announcing the expiration of the Company’s consent solicitation and execution of the Supplemental Indenture is attached as Exhibit 99.1 and is incorporated herein by reference.

     Except for historical information contained herein, the statements in this report that are forward-looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on April 8, 2004. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

Exhibit 10.1	Supplemental Indenture, dated December 22, 2004, among Dick’s Sporting Goods, Inc. and Wachovia Bank, National Association

Exhibit 10.2	Consent to Second Amended and Restated Credit Agreement, dated December 23, 2004 among Dick’s Sporting Goods, Inc., the lenders party thereto and General Electric Capital Corporation as agent for the lenders.

Exhibit 99.1	Press release dated December 23, 2004 by Dick’s Sporting Goods, Inc. furnished herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: December 23, 2004	By: /s/ Michael F. Hines Name: Michael F. Hines Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 10.1	Supplemental Indenture, dated December 22, 2004, among Dick’s Sporting Goods, Inc. and Wachovia Bank, National Association

Exhibit 10.2	Consent to Second Amended and Restated Credit Agreement, dated December 23, 2004 among Dick’s Sporting Goods, Inc., the lenders party thereto and General Electric Capital Corporation as agent for the lenders.

Exhibit 99.1	Press release dated December 23, 2004 by Dick’s Sporting Goods, Inc. furnished herewith.